Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Southwestern Bell Telephone Company for the registration of $1,655,500,000 of debt securities and to the incorporation by reference therein of our report dated February 14, 1997, with respect to the financial statements and financial statement schedules of Southwestern Bell Telephone Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG LLP

October 6, 1997